Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-109317) pertaining to the PAREXEL International Corporation 401(k) Retirement Savings Plan of our report dated May 19, 2006, with respect to the financial statements and supplemental schedule of the PAREXEL International Corporation 401(k) Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2005.
/s/ ERNST & YOUNG LLP
Boston, Massachusetts
June 22, 2006